                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                                ImmunoGen, Inc.
                (Name of Registrant as Specified In Its Charter)

                                ImmunoGen, Inc.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[IMMUNOGEN, INC. LOGO]
--------------------------------------------------------------------------------
128 SIDNEY STREET, CAMBRIDGE, MA 02139       TEL:(617)995-2500 FAX:(617)995-2510

                                                                October 17, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of ImmunoGen, Inc. (the "Company") to be held at 10:00 a.m., Boston time, on Tuesday, November 14, 2000 at the offices of the Company, 128 Sidney Street, Cambridge, Massachusetts.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters that will be presented at the Annual Meeting. At the Annual Meeting, six members will be elected to the Board of Directors. The Board of Directors recommends the election of the six nominees named in the enclosed Proxy Statement.

     Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            /S/ MITCHEL SAYARE
                                            MITCHEL SAYARE
                                            President, Chief Executive Officer
                                            and Chairman of the Board

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                                IMMUNOGEN, INC.
                               128 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 14, 2000

To Shareholders of
  ImmunoGen, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of ImmunoGen, Inc. (the "Company") will be held at the offices of the Company, 128 Sidney Street, Cambridge, Massachusetts, on Tuesday, November 14, 2000 at 10:00 a.m., Boston time, for the following purposes:

     1. To fix the number of Directors at six and to elect six Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on September 18, 2000 will receive notice of the Annual Meeting and be entitled to vote at the Annual Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Annual Meeting in person, if possible. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. Your Proxy is revocable at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                                            By order of the Board of Directors

                                            /S/ JONATHAN L. KRAVETZ, ESQ.
                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

October 17, 2000

                                IMMUNOGEN, INC.
                               128 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

          ------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

          ------------------------------------------------------------

                        TO BE HELD ON NOVEMBER 14, 2000

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of ImmunoGen, Inc. (the "Company") of Proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 128 Sidney Street, Cambridge, Massachusetts on Tuesday, November 14, 2000 at 10:00 a.m., Boston time, and at any adjournments thereof (the "Meeting"), and, together with the enclosed Form of Proxy and Annual Report to Shareholders for the Fiscal Year ended June 30, 2000, is being mailed to the shareholders on or about October 17, 2000. The Annual Report does not form any part of this Proxy Statement.

     Voting and Revocability of Proxies. When the Proxy of a shareholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the Proxy by the shareholder. If no such voting instructions are given on a Proxy with respect to one or more proposals, the shares represented by that Proxy will be voted, with respect to the election of Directors, for the nominees named herein, and, with respect to other proposals, in accordance with the recommendations of the Board. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Cost of Solicitation. The Company will pay the entire cost of this solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Solicitation of Proxies by mail may be supplemented by telephone, telegram, telex, telecopy, or personal solicitation by Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     Quorum and Voting. Only shareholders of record of the Company's 34,091,415 shares of Common Stock, $.01 par value per share (the "Common Stock"), outstanding as of the close of business on September 18, 2000 will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. No appraisal rights exist for any action to be taken at the Meeting.

     Nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the election of directors, broker non-votes are not deemed to be present or represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 18, 2000 by (i) each person or entity known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                   PERCENTAGE
                                                              NUMBER OF SHARES     OF SHARES
                    NAME AND ADDRESS OF                         BENEFICIALLY      BENEFICIALLY
                     BENEFICIAL OWNER*                            OWNED(1)          OWNED(1)
                    -------------------                       ----------------    ------------
Capital Ventures International(2)...........................     2,347,117            6.9%
  One Capitol Place, P.O. Box 1787 GT
  Grand Cayman, Cayman Islands, BWI
Mitchel Sayare(3)...........................................       820,445            2.4%
Walter A. Blattler(4).......................................       464,506            1.4%
David W. Carter(5)..........................................        40,834             **
Michael R. Eisenson(6)......................................             0             --
Mark Skaletsky..............................................             0             --
Stuart F. Feiner(7).........................................        19,166             **
Kathleen A. Carroll(8)......................................        46,234             **
Pauline Jen Ryan(9).........................................        10,000             **
John M. Lambert(10).........................................       263,203             **
All current executive officers and Directors as a group (9
  persons)(11)..............................................     1,664,388            4.9%

---------------

   * Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

  ** Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options and warrants as described in the footnotes below.

 (2) Consists of 2,347,117 shares of Common Stock which Capital Ventures International ("CVI") may acquire upon the exercise of warrants to purchase Common Stock. The Restated Articles of Organization, as amended, of the Company and the warrants held by CVI (the "CVI Warrants") limit the right of CVI to exercise the CVI Warrants such that the maximum number of shares of the Common Stock which may at any time be deemed to be beneficially owned by CVI upon the exercise of the CVI Warrants may not, together with any other shares of Common Stock then owned by CVI, exceed 9.9% of the then issued and outstanding shares of Common Stock.

 (3) Includes 618,945 shares of Common Stock which Mr. Sayare may acquire upon the exercise of options within 60 days after September 18, 2000.

 (4) Includes 381,445 shares of Common Stock which Dr. Blattler may acquire upon the exercise of options within 60 days after September 18, 2000.

 (5) Consists of 40,834 shares of Common Stock which Mr. Carter may acquire upon the exercise of options within 60 days after September 18, 2000.

 (6) Michael R. Eisenson, a Director of the Company, is President and Chief Executive Officer of Charlesbank Capital Partners, LLC, the successor to Harvard Private Capital Group, Inc. and the investment advisor to Aeneas Venture Corporation ("Aeneas"). Mr. Eisenson owns no shares of Common Stock and disclaims beneficial ownership of the shares owned by Aeneas. Pursuant to an agreement among the Company, Aeneas and Mr. Eisenson, grants of stock options in connection with Mr. Eisenson's service as a Director are granted directly to Aeneas. Pursuant to such grants, Aeneas may acquire 70,000 shares of Common Stock within 60 days after September 18, 2000.

 (7) Stuart F. Feiner, a Director of the Company, is Executive Vice President, General Counsel and Secretary of Inco Limited. He is also Chairman of the general partner of North American Partners Limited Partnership II, which owns 19 shares of Common Stock. Mr. Feiner disclaims beneficial ownership of the shares of Common Stock held by each of such shareholders. Mr. Feiner individually did not own any shares of Common Stock as of September 18, 2000. He is also named as direct owner of non-qualified options to acquire 95,000 shares of Common Stock granted by the Company in each of July 1992, July 1996, December 1997 and July 1998. Pursuant to such option grants, Mr. Feiner may directly acquire 70,001 shares of Common Stock within 60 days after September 18, 2000. However, Mr. Feiner disclaims certain beneficial interest in the derivative securities and underlying shares pursuant to an arrangement made between Mr. Feiner and Inco Limited, whereby Mr. Feiner assigned the options to acquire a total of 53,334 shares of Common Stock to that entity.

 (8) All shares were owned on September 18, 2000. Ms. Carroll resigned her position with the Company on August 11, 2000.

 (9) Includes 10,000 shares of Common Stock which Ms. Ryan may acquire upon the exercise of options within 60 days after September 18, 2000.

(10) Includes 231,912 shares of Common Stock which Dr. Lambert may acquire upon the exercise of options within 60 days after September 18, 2000.

(11) See also footnotes (3) through (7), (9), and (10).

INFORMATION ABOUT DIRECTORS AND CURRENT EXECUTIVE OFFICERS

     The names of the Directors and certain other information about them as of the date hereof are set forth below:

NAME OF DIRECTOR           AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
----------------           ---   ---------------------------------------------------------
Mitchel Sayare...........  52    Mitchel Sayare, Chief Executive Officer, a Director since
                                 1986 and Chairman of the Board since 1989, joined the
                                 Company in 1986. From 1986 until 1992, and currently
                                 since 1994, Mr. Sayare has served as President of the
                                 Company. From 1982 to 1985, Mr. Sayare was Vice President
                                 for Development at Xenogen, Inc., a biotechnology company
                                 specializing in monoclonal antibody-based diagnostic
                                 systems for cancer. From 1977 to 1982, Mr. Sayare was
                                 Assistant Professor of Biophysics and Biochemistry at the
                                 University of Connecticut. He holds a Ph.D. in
                                 Biochemistry from Temple University School of Medicine.
                                 Mr. Sayare serves on the Board of Directors of ImmuCell
                                 Corporation, in addition to a number of private
                                 companies.
Walter A. Blattler.......  51    Walter A. Blattler, Ph.D., elected a Director in
                                 September 1995, served as Vice President, Research and
                                 Development of the Company from 1987 to October 1994 and
                                 as the Company's Senior Vice President, Research and
                                 Development from October 1994 to October 1996. Since
                                 1996, Dr. Blattler has served as the Company's Executive
                                 Vice President, Science and Technology. Dr. Blattler
                                 joined the Company in October 1987. From 1981 to 1987,
                                 Dr. Blattler was chief scientist for the ImmunoGen-
                                 supported research program at the Dana-Farber Cancer
                                 Institute. Dr. Blattler received his Ph.D. from the Swiss
                                 Federal Institute of Technology in Zurich in 1978.
David W. Carter..........  61    David W. Carter, a Director since June 1997, is Co-Chief
                                 Executive Officer and a director of Xenogen, Inc., which
                                 he joined in 1997. From 1991 to 1997, Mr. Carter was the
                                 President and Chief Executive Officer of Somatix Therapy
                                 Corporation. Mr. Carter also serves on the Board of
                                 Directors of Cell Genesys, Inc.
Michael R. Eisenson......  45    Michael R. Eisenson, a Director since 1986, is President
                                 and Chief Executive Officer of Charlesbank Capital
                                 Partners, LLC (the successor to Harvard Private Capital
                                 Group, Inc., which he joined in 1986). Between 1981 and
                                 1986, Mr. Eisenson held the position of Manager, Boston
                                 Consulting Group. Mr. Eisenson serves on the Boards of
                                 Directors of CCC Information Services Group Inc., Playtex
                                 Products, Inc., and United Auto Group, Inc.

NAME OF DIRECTOR           AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
----------------           ---   ---------------------------------------------------------
Stuart F. Feiner.........  52    Stuart F. Feiner, a Director since 1984, has been
                                 Executive Vice President, General Counsel and Secretary
                                 of Inco Limited since August 1993, after having served as
                                 Vice President, General Counsel and Secretary of Inco
                                 Limited from April 1992 to August 1993. From January 1984
                                 until April 1992, Mr. Feiner was President of Inco
                                 Venture Capital Management, the venture capital unit of
                                 Inco Limited. Mr. Feiner serves on the board of directors
                                 of certain private companies funded by Inco Venture
                                 Capital Management.
Mark Skaletsky...........  51    Mark Skaletsky, a Director since March 2000, has been
                                 President, Chief Executive Officer, and a Director of
                                 GelTex Pharmaceuticals, Inc. since 1993. From 1988 to
                                 1993, he was Chairman and Chief Executive Officer of
                                 Enzytech, Inc., a biotechnology company, and from 1983 to
                                 1988 he was President and Chief Operating Officer of
                                 Biogen, Inc., also a biotechnology company. He is a
                                 director of Isis Pharmaceuticals, Inc. and Microcide
                                 Pharmaceuticals, Inc.

     The names of, and certain other information as of the date hereof regarding, each current executive officer of the Company who is not a member of the Board is set forth below. Executive officers serve at the pleasure of the Board.

NAME OF EXECUTIVE OFFICER  AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
-------------------------  ---   ---------------------------------------------------------
John M. Lambert, Ph.D....  49    John M. Lambert, Ph.D., Senior Vice President,
                                 Pharmaceutical Development, joined the Company in 1987.
                                 Dr. Lambert served as the Company's Senior Director of
                                 Research from October 1994 to November 1996. Prior to
                                 joining ImmunoGen, Dr. Lambert was Assistant Professor of
                                 Pathology at the Dana-Farber Cancer Institute, where he
                                 worked on the research program supported by ImmunoGen.
                                 Dr. Lambert received his Ph.D. in Biochemistry from
                                 Cambridge University in England.
Pauline Jen Ryan.........  33    Pauline Jen Ryan, Vice President, Business Development,
                                 rejoined the Company in May of 1999. From 1998 to 1999,
                                 Ms. Ryan was a Vice President of Capital Management
                                 Consulting, Inc., a biomedical consulting firm. From 1994
                                 to 1997, she was Director of Business Development of
                                 Organogenesis, Inc., a biotechnology company. Ms. Ryan
                                 holds a Masters of Business Administration from
                                 Northwestern University's Kellogg Graduate School of
                                 Management.

                             EXECUTIVE COMPENSATION

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION((1))

     The Compensation Committee of the Board (the "Committee") is comprised entirely of non-employee Directors. The Committee determines the base salaries of the Company's executive officers and the amount of annual bonus awards, if any, to be paid to the executive officers. In addition, the Committee administers the Company's Restated Stock Option Plan, as amended, (the "Plan") under which stock options may be granted to executive officers and other employees of the Company, as well as to non-employee Directors.

COMPENSATION POLICY AND COMPONENTS OF COMPENSATION

     The Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executives, and to motivate those executives to achieve the Company's long-term objective of becoming a profitable company. Attracting and retaining key executives is important to any organization. However, it is an especially difficult challenge in the biotechnology industry, where executives are required to remain focused and committed throughout many years of product development and financial instability.

     Each executive officer's compensation package is reviewed at least annually and may be comprised of up to three components: base salary, incentive cash bonuses and stock options. In addition, the Company's executive officers are eligible to participate in all employee benefit programs generally available to all other ImmunoGen employees.

     Progress toward the Company's broad strategic goal of becoming a profitable biopharmaceutical company is measured by specific corporate objectives and annual milestones. Personal objectives and milestones by which individual executives of the Company are evaluated fit within the framework of the Company's overall goals and objectives. Subjective factors, such as changes in business conditions and other relevant external circumstances, are also taken into consideration. The Company believes the nature of its specific goals and milestones and progress toward their achievement constitute proprietary and confidential information, the disclosure of which would place the Company at a competitive disadvantage.

BASE SALARIES OF EXECUTIVE OFFICERS

     The Committee sets the salaries of executive officers by reviewing independently-prepared surveys of biotechnology industry compensation as well as other available information on the base salaries of executive officers in comparable positions in other biotechnology companies. There is substantial overlap between biotechnology companies, the compensation practices of which are reflected in such surveys, and the biotechnology companies included in the Nasdaq Pharmaceutical Stocks Total Return Index (see "Stock Price Performance Graph"). Comparative factors considered include, but are not limited to, company size, stage of development of a company's products and geographic location. The Committee uses the collected data as well as the experience of the members of the committee in hiring and managing personnel to set salaries. The Committee also takes into account, for both current and new executive officers, competitive industry factors, breadth of experience, length of service, and recent individual performance. It is not the Company's intent to establish fixed levels of compensation in general or for specific positions, but rather to establish compensation on a case-by-case basis as recommended by management and confirmed by the Committee. The Company's executive salaries, as currently paid, are estimated to range from the 50th

---------------
(1) The report of the Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference.

percentile to the 75th percentile of comparable biotechnology companies. The salary of the Company's Chairman of the Board, President and Chief Executive Officer is estimated to be in the 75th percentile of such range.

     In certain cases initial annual base compensation was established pursuant to employment agreements with executive officers (see "Employment Contracts, Termination of Employment and Change in Control Agreements"). The terms of such employment contracts were reviewed and authorized by the Board (including members of the Committee but excluding any interested officer) and were consistent with the Company's compensation policies then in place.

     In October 1999, Dr. Blattler's base salary was set at $250,000 annually. Dr. Lambert's base salary was set at $190,000 during January 2000 and Ms. Carroll's((1)) was set at $140,000. Ms. Ryan's base salary was set at $160,000 in February 2000.

BONUS AWARDS

     The Company does not have formal incentive or bonus plans for executives and, for the three fiscal years ended June 30, 2000, no bonuses have been awarded to any current executive officer of the Company.

STOCK OPTION PLAN

     Subject to the provisions of the Plan, the Committee has the authority to determine the terms under which options are granted and the individuals to whom such options may be granted. The Committee believes that equity participation is a key component of its executive compensation program. The stock option program is the Company's major long-term incentive plan, designed to retain executive officers and other employees and motivate them to enhance shareholder value by aligning the long-term interests of the Company's employees with those of its shareholders. Stock options provide an effective long-term incentive for all employees to create shareholder value since the full benefit of the options cannot be realized unless an appreciation in the price of the Company's Common Stock occurs. The executive officers participate in the Plan in the same manner as all of the Company's full-time employees. Initial stock option awards for new employees, which are individually determined prior to employment, are derived from the employee's anticipated contribution to the Company's growth and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards are based on historical levels of prior grants, position within the Company and individual performance. For fiscal year 1998, all current executive officers were awarded stock options in August and December of 1997. For fiscal years 1999 and 2000, stock options were awarded to all current executive officers in January 1999 and January 2000, respectively. All options are issued with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The options granted in fiscal years 1999 and 2000 vest as to one-third of the shares on each anniversary date of the date of grant. Vesting of options may be accelerated and options may become fully exercisable upon the occurrence of certain events such as a change in control of the Company (see "Employment Contracts, Termination of Employment and Change in Control Agreements").

     In addition to incentive stock options, the Committee also has discretionary authority under the Plan to grant non-qualified options to certain individuals, including executive officers of the Company. Of the current executive officers, only Mr. Sayare and Dr. Blattler have been granted non-qualified options. In each case, the options were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant and vested over three years in equal annual installments.

---------------
(1) Ms. Carroll resigned her position with the Company on August 11, 2000.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Sayare's annual base salary has been determined in accordance with the criteria outlined in other sections of this report, the Committee's evaluation of the Company's overall performance, and Mr. Sayare's individual performance. Performance was measured by achievement of certain goals over the last several years, including the consummation of several significant financing transactions and the continued development of the Company's key technology platforms. Mr. Sayare's salary was increased to $330,000 on February 1, 1999.

     No cash bonus was paid to Mr. Sayare during fiscal years 1998, 1999, and 2000. No stock options were granted to Mr. Sayare in fiscal 1997. In fiscal 1998, Mr. Sayare was granted options to purchase 75,000 shares and 229,166 shares of Common Stock in each of August 1997 and December 1997, respectively. In fiscal 1999, Mr. Sayare was awarded options to purchase 85,000 shares of Common Stock in January 2000. The options granted to Mr. Sayare in fiscal years 1999 and 2000 vest as to one-third of the shares each year after issuance beginning one year from the date of grant. All options are subject to Mr. Sayare's continued employment with the Company and were issued with exercise prices equal to the fair market value of the Common Stock on the date of grant.

CERTAIN AGREEMENTS

     The Company has entered into agreements with certain of its executive officers relating to employment and separation. In making determinations of salary and benefits to be provided under the aforementioned employment and separation agreements, the Committee took into consideration contractual commitments and Company policies. (See "Employment Contracts, Termination of Employment and Change in Control Agreements").

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                DAVID W. CARTER
                              MICHAEL R. EISENSON
                                STUART F. FEINER
                               MARK B. SKALETSKY

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee members during fiscal year 2000 were Messrs. David W. Carter, Michael R. Eisenson, Stuart F. Feiner, and Mark B. Skaletsky. None of these Directors is or has been an officer or employee of the Company. Mr. Sayare, though not a member of the Committee, assists the Committee in determining any compensation to be awarded to executive officers other than himself. Mr. Sayare provides supplemental information regarding performance evaluations of executive officers other than himself.

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 in fiscal year 2000.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                          ANNUAL        ------------
                                                       COMPENSATION      SECURITIES      ALL OTHER
                  NAME AND                             -------------     UNDERLYING     COMPENSATION
             PRINCIPAL POSITION                YEAR    SALARY ($)(1)    OPTIONS (#)        ($)(2)
             ------------------                ----    -------------    ------------    ------------
Mitchel Sayare...............................  2000       330,000          85,000          2,696
  Chairman of the Board, Chief Executive       1999       273,000          80,000          3,185
  Officer and President                        1998       245,000         304,166          2,734

Walter A. Blattler, Ph.D. ...................  2000       262,000          80,000          2,625
  Director and Executive Vice President,       1999       201,539          75,000          1,915
  Science and Technology                       1998       180,000         230,417          1,598

John M. Lambert, Ph.D. ......................  2000       182,000          70,000          2,400
  Vice President, Research and                 1999       159,692          54,000          1,370
  Development                                  1998       150,000         141,667          1,232

Kathleen A. Carroll(3).......................  2000       136,788          30,000          1,977
  Vice President, Finance and                  1999       110,769          45,000          1,051
  Administration                               1998       100,000         108,750            360

Pauline Jen Ryan.............................  2000       140,308          25,000          2,014
  Vice President, Business Development         1999        13,846          40,000             92

---------------
(1) Includes amounts, if any, deferred by each individual under the ImmunoGen, Inc. 401(k) Plan and Trust.

(2) Fiscal year 1999 amounts include term life insurance premiums of $472 for Mr. Sayare, $440 for Dr. Blattler, $336 for Dr. Lambert, $216 for Ms. Carroll, and $234 for Ms. Ryan. Also included are matching 401(k) contributions of $2,224 for Mr. Sayare, $2,185 for Dr. Blattler, $2,064 for Dr. Lambert, $1,761 for Ms. Carroll, and $1,780 for Ms. Ryan.

(3) Ms. Carroll resigned her position with the Company on August 11, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during fiscal year 2000 to each individual named in the Summary Compensation Table.

                                                                                        POTENTIAL REALIZABLE
                             NUMBER OF     PERCENT OF                                     VALUE AT ASSUMED
                             SECURITIES   TOTAL OPTIONS                                ANNUAL RATES OF STOCK
                             UNDERLYING    GRANTED TO                                    PRICE APPRECIATION
                              OPTIONS     EMPLOYEES IN                                   FOR OPTION TERM(3)
                              GRANTED      FISCAL YEAR      EXERCISE     EXPIRATION    ----------------------
           NAME                (#)(1)          (%)        PRICE ($)(2)      DATE        5% ($)       10% ($)
           ----              ----------   -------------   ------------   ----------    ---------    ---------
Mitchel Sayare.............    85,000         14.3           6.781        01/19/10      362,485      918,609
Walter A. Blattler,
  Ph.D. ...................    80,000         13.4           6.781        01/19/10      341,163      864,573
John M. Lambert, Ph.D. ....    70,000         11.7           6.781        01/19/10      298,517      756,502
Kathleen A. Carroll........    30,000          5.0           6.781        01/19/10      127,936      324,215
Pauline Jen Ryan...........    25,000          4.2           6.781        01/19/10      106,613      270,179

---------------

(1) Options were granted on January 19, 2000. All options vest ratably over three years beginning on the date of grant. Under certain circumstances, vesting of options may be accelerated and options may become fully exercisable.

(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information as to each individual named in the Summary Compensation Table regarding the number of shares covered by both exercisable and unexercisable options as of June 30, 2000 and the value of unexercised options.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                     YEAR-END (#)             AT FISCAL YEAR-END ($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Mitchel Sayare.............................    593,945         239,721        4,939,627       2,098,259
Walter A. Blattler, Ph.D. .................    358,112         206,805        3,308,843       1,764,053
John M. Lambert, Ph.D. ....................    215,246         153,221        2,030,266       1,245,010
Kathleen A. Carroll........................    173,700          30,000        1,785,665         158,445
Pauline Jen Ryan...........................     10,000          55,000           95,945         419,873

---------------
(1) Value is based on the last sale price per share ($12.0625) on June 30, 2000, as reported on the Nasdaq National Market, less the applicable option exercise price. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company entered into employment agreements with Dr. Blattler, Dr. Lambert, and Ms. Ryan on their respective hire dates. These agreements currently provide for annual salaries of $250,000 for Dr. Blattler and $190,000 for Dr. Lambert, and $160,000 for Ms. Ryan. These agreements may be terminated by either the Company or the executive officer upon 90 days' prior written notice. In addition, each agreement provides that the Company may terminate the employment of the executive officer at any time for cause (as defined in the respective agreements). The agreements with Dr. Blattler and Dr. Lambert also provide that these executive officers will not engage in any business competitive with the business of the Company for a period of two years following termination of employment.

     In making determinations of salary and benefits to be provided under the aforementioned employment agreements, the Committee took into consideration, in addition to contractual commitments, Company personnel policies.

     Contractual language is included in stock option agreements between the Company and members of its senior management group to the effect that all unvested options of the affected employee will become immediately exercisable in instances where:

      (i) (A) a person becomes the beneficial owner of fifty percent or more of the voting securities of the Company, or

          (B) the Board approves a consolidation or merger of the Company whereby the shareholders of the Company would not retain fifty percent or more of the voting securities of the Company after the consolidation or merger, and

     (ii) (A) a material change is made in the Restated Stock Option Plan or an option granted thereunder (except as provided in Section 16(b) of the Plan), or

          (B) the affected employee is, within two years, terminated for any reason other than for cause, then all unvested options of the affected employee will become immediately exercisable.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table below compare the cumulative total stockholder return on an annual basis on the Common Stock for the period from June 30, 1995 through June 30, 2000 to the cumulative total returns on the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index for the same period.

                                  [LINE GRAPH]

                                                1995        1996      1997      1998      1999      2000
                                                ----        ----      ----      ----      ----      ----
IMMUNOGEN, INC.                               $100.00     $103.00   $ 40.00   $ 45.00   $ 60.00   $326.00
NASDAQ STOCK MARKET INDEX (U.S.)              $100.00     $128.00   $156.00   $206.00   $296.00   $437.00
NASDAQ PHARMACEUTICAL                         $100.00     $147.00   $150.00   $153.00   $214.00   $481.00

     The above graph and table assume $100 invested on June 30, 1995 with all dividends reinvested, in each of the Common Stock, the Nasdaq Composite Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index. The Nasdaq Pharmaceutical Stocks Total Return Index was prepared by the Center for Research in Security Prices. Upon written request by any shareholder, the Company will promptly provide a list of the companies comprising the Nasdaq Pharmaceutical Stocks Total Return Index.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting the number of Directors will be fixed at six and six Directors will be elected to serve until the next annual meeting of shareholders and until such Directors' successors have been elected and qualified.

     The enclosed Proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as Directors of the Company. The nominees are Mitchel Sayare, Walter A. Blattler, Ph.D., David W. Carter, Michael
R. Eisenson, Stuart F. Feiner, and Mark Skaletsky. The Board has no reason to believe that any nominee will become unavailable. However, in the event that any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person or persons as may be designated by the Board.

     David W. Carter, Michael R. Eisenson, Stuart F. Feiner, and Mark B. Skaletsky currently serve on the Company's Audit Committee. The Audit Committee reviews the engagement of the Company's independent accountants, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

     David W. Carter, Michael R. Eisenson, Stuart F. Feiner, and Mark B. Skaletsky currently comprise the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations concerning the Company's compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's Restated Stock Option Plan.

     The Company does not have a standing Nominating Committee.

     During the fiscal year ended June 30, 2000, there were five meetings of the Board and two meetings of the Audit Committee. The Compensation Committee met on the same dates as the meetings of the Board of Directors. Further, from time to time, the members of the Board and its Committees acted by unanimous written consent or actions by the Directors without a meeting pursuant to Massachusetts law. Messrs. Sayare, Carter, Eisenson and Dr. Blattler attended all meetings of the Board. Mr. Feiner attended three meetings of the Board. Mr. Skaletsky attended one.

COMPENSATION OF DIRECTORS

     Non-employee Directors are entitled to receive cash compensation of $1,500 per Board meeting attended, although no such fees were paid during fiscal years 1999, 1998, and prior to April 12, 2000. Subsequent to April 12, 2000 payments were made to certain Directors. Directors are also reimbursed for travel expenses incurred with respect to attending Board meetings. No compensation is paid for attendance at, or activities related to, Audit or Compensation Committee meetings.

     Under the Company's Restated Stock Option Plan, each non-employee Director, upon first being elected or appointed to the Board after July 9, 1992, and on every fourth anniversary thereof (assuming he remains a non-employee director), will receive options to purchase 10,000 shares of Common Stock. Further, the Board may also vote, at its discretion, to issue additional options as deemed appropriate. In that regard, the Board voted to grant options to purchase 25,000 and 50,000 shares of Common Stock to each non-employee director in December 1997 and July 1998, respectively. In July 1998, the Board also voted to grant options to purchase 50,000 shares of stock to any new non-employee director, if and when elected to the Board. All options granted under the Plan have ten year terms and exercise prices which are equal to the fair market value of the Common Stock on the date of grant. Total option grants to date to the Company's current non-employee Directors are as follows:

                                                                     OPTIONS GRANTED
                                             ---------------------------------------------------------------
GRANT DATE                 EXERCISE PRICE    MR. CARTER    MR. EISENSON(1)    MR. FEINER(6)    MR. SKALETSKY
----------                 --------------    ----------    ---------------    -------------    -------------
July 2, 1992(2)..........      $11.50              --          10,000            10,000               --
July 2, 1996(2)..........        4.38              --          10,000            10,000               --
June 17, 1997(2)(3)......        1.63          10,000              --                --               --
December 31, 1997(4).....        0.84          25,000          25,000            25,000               --
July 29, 1998(4).........        1.38          50,000          50,000            50,000               --
March 14, 2000(5)........       11.37              --              --                --           60,000
                                              -------          ------            ------           ------
                                               85,000          95,000            95,000           60,000
                                              =======          ======            ======           ======

---------------
(1) Pursuant to an agreement among the Company, Aeneas Venture Corporation and Mr. Eisenson, grants of stock options in respect of Mr. Eisenson's service as a Director are granted directly to Aeneas Venture Corporation. His Director fees are also paid to Aeneas Venture Corporation.

(2) These options become exercisable as to one-quarter of the shares each year after issuance beginning one year from the date of grant.

(3) Options granted upon Mr. Carter's election to the Board.

(4) These options become exercisable as to one-third of the shares each year after issuance beginning one year from the date of grant.

(5) Options granted upon Mr. Skaletsky's election to the Board.

(6) Pursuant to an arrangement between Mr. Feiner and Inco Limited, Mr. Feiner has assigned to Inco Limited options to acquire 53,334 of the 95,000 shares covered by said options.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE NUMBER OF DIRECTORS BE FIXED AT SIX
           AND RECOMMENDS THE ELECTION OF THE NOMINEES AS DIRECTORS.

                              CERTAIN TRANSACTIONS

     The holder of approximately 533,841 shares of Common Stock (the "Registrable Securities") is entitled to certain rights to register such shares under the Securities Act of 1933, as amended, (the "Securities Act") for sale to the public pursuant to a Registration Rights Agreement by and among the Company and the holders of Registrable Securities, as amended (the "Registration Rights Agreement"). The holder of Registrable Securities is Aeneas Venture Corporation. Such holder has the right to require the Company, on not more than two occasions, whether or not the Company proposes to register any of its Common Stock for sale, to register all or part of their shares for sale to the public under the Securities Act, subject to certain conditions and limitations. In addition, the holder of Registrable Securities may require the Company to register all or part of their shares on Form S-3 (or a successor short form of registration) if the Company then qualifies for use of such form, subject to certain conditions and limitations. The Registration Rights Agreement was amended on October 9, 1991 to limit the circumstances pursuant to which the registration rights granted thereunder may be transferred to third parties and to amend certain procedural requirements.

     As part of an agreement entered into in July 1997 between the Company, ATI, and BioChem Pharma Inc. ("BioChem"), BioChem received warrants to purchase shares of Common Stock equal to the amount invested in ATI over a three-year period. These warrants became exercisable at the end of the three-year period at the market price of the Common Stock when the warrants are exercised. Pursuant to a registration rights agreement between the Company and BioChem, at the end of the three-year period BioChem is entitled to certain rights to require the Company to register for sale to the public under the Securities Act all registrable securities. As of September 30, 2000, warrants to purchase Common Stock equal to the $11.125 million invested as of that date have been issued to BioChem. No additional warrants will be issued under this agreement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons holding more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended June 30, 2000, the

Company's executive officers, Directors and greater than 10% beneficial owners of its Common Stock complied with all applicable Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP, independent accountants, audited the Company's financial statements for the fiscal year ended June 30, 2000. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company has selected PricewaterhouseCoopers LLP, to audit the Company's financial statements for the fiscal year ended June 30, 2001.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Company's annual meeting in 2001, the Company must receive a shareholder proposal no later than June 19, 2001. Proposals should be delivered in writing to ImmunoGen, Inc., 128 Sidney Street, Cambridge, Massachusetts 02139. One or more shareholders who hold at least a one-tenth part in interest of the capital stock entitled to vote at the meeting and who do not wish to include their proposal in such proxy statement but who wish to present a proposal at the Company's annual meeting of shareholders in 2001, must notify the Company in writing at the above-referenced address no later than October 25, 2001. All other shareholders who wish to present a proposal at such annual meeting must notify the Company in writing at the above-referenced address no later than August 31, 2001 in order for their proposal to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

     The Board does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted in accordance with their judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure the required quorum, please complete, sign, date and return your Proxy promptly.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following document filed by the Company with the Commission is incorporated herein by reference:

     Items 6, 7, 8 and 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed pursuant to Section 13 or 15(d) of the 1934 Act (File Number 0-17999).

                                            By order of the Board of Directors

                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

October 17, 2000

PROXY                         IMMUNOGEN, INC.                              PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           OF IMMUNOGEN, INC. FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2000

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 17, 2000, and does hereby appoint Mitchel Sayare and James Phayre, or either of them, the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 128 Sidney St., Cambridge, Massachusetts on Tuesday, November 14, 2000, at 10:00 a.m., Boston time, and at any adjournments thereof.

          PLEASE FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS          Please mark         [X]
DIRECTED HEREIN. IF NO DIRECTION IS INDICATED,          your vote
SUCH SHARES WILL BE VOTED FOR ITEM 1 AND ITEM 2.        as indicated
                                                        in this example

Item 1.  Election of Directors:

Mitchel Sayare, Walter A. Blattler, David
W. Carter, Michael R. Eisenson, Stuart F.
Feiner, and Mark Skaletsky

         FOR ALL                  WITHHOLD        UPDATE DIRECTORS
     NOMINEES LISTED              AUTHORITY                             I plan to attend the meeting.        [ ]
      TO THE RIGHT              to vote for
(except those crossed out)      all nominees
          [ ]                        [ ]

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy may be revoked in writing at any time prior to the voting thereof.


Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. Please return this proxy promptly in the enclosed envelope.

Signature: ________________________

Date: _____________________________

Signature: ________________________

Date: _____________________________

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-